Income Opportunity Realty Investors, Inc. 10-Q

Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906
Of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Income Opportunity Realty Investors, Inc., a Nevada corporation (the “Company”) hereby certifies that:

(i)	The Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2017 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(ii)	The information contained in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2017 fairly presents in all material respects, the financial condition and results of operations of the Company, at and for the period indicated.
INCOME OPPORTUNITY REALTY INVESTORS, INC.

Date: August 14, 2017	By:	/s/ Daniel J. Moos
Daniel J. Moos
President and Chief Executive Officer (Principal Executive Officer)

Date: August 14, 2017	By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and Chief Financial Officer (Principal Financial Officer)